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                                                                    EXHIBIT 4.39

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                                WAIVER AGREEMENT

                                  BY AND AMONG

                      PACIFIC AEROSPACE & ELECTRONICS, INC.

                                       AND

                         THE HOLDERS OF THE OUTSTANDING
                       5% SENIOR SECURED NOTES DUE 2007 OF
                      PACIFIC AEROSPACE & ELECTRONICS, INC.
                            NAMED IN EXHIBIT A HERETO

                           DATED AS OF AUGUST 8, 2003

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                  This WAIVER AGREEMENT (this "Waiver") dated as of August 8,
2003, by and among Pacific Aerospace & Electronics, Inc., a corporation organized under the laws of the State of Washington (the "Company"), and the holders named in Exhibit A (the "Holders") of the Company's 5% Senior Secured Notes due 2007 (the "Senior Notes"), waives a covenant of the Note Purchase Agreement dated as of March 19, 2002 (the "Note Purchase Agreement") by and among the Company, First Union National Bank, as collateral agent, and Jefferies & Company, Inc., as the initial purchaser. Capitalized terms used herein but not defined herein shall have the meanings set forth in the Note Purchase Agreement.

                  WHEREAS, pursuant to Section 17 of the Note Purchase Agreement, terms of such agreement may only be waived or amended with the written consent of the Company and the Required Holders; and

                  WHEREAS, the Holders who are party hereto collectively represent all of the outstanding Senior Notes of the Company;

                  WHEREAS, the Holders previously waived certain provisions of the Note Purchase Agreement requiring the Company to maintain specified levels of EBITDA for each fiscal quarter through February 28, 2004; and

                  WHEREAS, the Company and the Holders wish to extend the waiver of certain provisions of the Note Purchase Agreement requiring the Company to maintain specified levels of EBITDA beyond February 28, 2004.

                  NOW, THEREFORE, in consideration of the foregoing recitals and other valuable consideration, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    AGREEMENT

         1. Waiver.        The Holders hereby waive compliance by the Company
with the covenant set forth in Section 8.16 of the Note Purchase Agreement solely with respect to the Minimum EBITDA to be maintained by the Company at the end of each fiscal quarter for the period commencing on February 29, 2004 and ending on June 1, 2004, inclusive. On and at all times after February June 1, 2004, the foregoing waiver shall cease to have any effect and the Company shall be required to comply with the provisions set forth in Section 8.16 of the Note Purchase Agreement, including, without limitation to the Minimum EBITDA requirements set forth therein as they refer to any period after June 1, 2004. In addition, the Holders hereby waive any past or existing default that may have occurred in connection with the EBITDA requirements set forth in Section 8.16 of the Note Purchase Agreement.

         2. Miscellaneous.

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         (a)      This Waiver shall be limited as written and nothing herein shall be deemed to constitute a waiver of any other term, provision or condition of the Note Purchase Agreement in any other instance than as set forth herein or prejudice any right or remedy that any party hereto may have or may in the future have under the Note Purchase Agreement. Except as set forth herein, the terms, provisions and conditions of the Note Purchase Agreement shall remain in full force and effect.

         (b) The execution, delivery and performance of this Waiver have been authorized by all requisite corporate action on the part of the parties hereto.

         (c) This Waiver is binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         (d) This Waiver may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

         (e) This Waiver shall be governed by the laws of the State of New York applicable to contracts made and to be wholly performed in the State of New York without giving effect to the principles of conflicts of laws thereof.

                            [Signature Page Follows]

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                  IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be signed in their respective names by their respective duly authorized representatives, all as of the day and year first above written.

                                 PACIFIC AEROSPACE & ELECTRONICS, INC.

                                 By:____________________________________________
                                 Name:  Donald A. Wright
                                 Title: Chief Executive Officer and President

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                                 HOLDERS:

AMOUNT OF SENIOR NOTES HELD:     GSC RECOVERY II, L.P.
$3,802,000.00

                                 By: [ILLEGIBLE]
                                     -------------------------------------------
                                 Name:
                                 Title:

AMOUNT OF SENIOR NOTES HELD:     GSC RECOVERY IIA, L.P.
$2,198,000.00

                                 By: [ILLEGIBLE]
                                     -------------------------------------------
                                 Name:
                                 Title:

AMOUNT OF SENIOR NOTES HELD:     GSC PARTNERS CDO FUND, LIMITED
$15,000,000.00

                                 By: /s/ Seth Katzenstein
                                     -------------------------------------------
                                 Name: SETH KATZENSTEIN
                                 Title: VICE PRESIDENT
                                        GSC PARTNERS

AMOUNT OF SENIOR NOTES HELD:     GSC PARTNERS CDO FUND II, LIMITED
$15,000,000.00

                                 By: /s/ Seth Katzenstein
                                     -------------------------------------------
                                 Name: SETH KATZENSTEIN
                                 Title: VICE PRESIDENT
                                        GSC PARTNERS

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                                   EXHIBIT A

HOLDERS:

GSC RECOVERY II, L.P.
GSC RECOVERY IIA, L.P.
GSC PARTNERS CDO FUND, LIMITED
GSC PARTNERS CDO FUND II, LIMITED

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